Exhibit 99.2

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

The Sleep Train, Inc. and Subsidiaries

Rocklin, California

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of The Sleep Train, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 30, 2012 and December 29, 2013 and the related consolidated statements of income, stockholders’ equity, and cash flows for the fiscal years in the three-year period ended December 29, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Sleep Train, Inc. and Subsidiaries as of December 30, 2012 and December 29, 2013 and the related consolidated statements of income, stockholders’ equity, and cash flows for the fiscal years in the three-year period ended December 29, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ Brown, Fink, Boyce & Astle, LLP

Sacramento, California

March 29, 2014

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 30,	December 29,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$25,699	$10,616
Accounts receivable, net	8,216	9,748
Inventories	33,255	39,887
Prepaid expenses and other current assets	2,206	6,484
Total current assets	69,376	66,735
Property and equipment, net	18,927	22,820
Restricted cash, non-current	814	814
Intangible assets, net	22,984	21,882
Goodwill	20,971	20,971
Other assets	3,833	6,230
Total assets	$136,905	$139,452
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$950	$—
Current maturities of long-term debt	2,576	2,577
Current maturities of long-term debt to related parties	1,837	1,957
Current portion of capital lease obligation	38	192
Accounts payable	28,956	28,966
Accrued liabilities	15,095	14,414
Customer deposits	5,559	5,843
Total current liabilities	55,011	53,949
Long-term debt, net of current portion	10,484	7,908
Long-term debt to related parties, net of current portion	16,496	13,953
Capital lease obligation, net of current portion	86	239
Deferred vendor incentives	12,027	8,151
Deferred rent	7,540	8,478
Other noncurrent liabilities	3,311	3,749
Total liabilities	104,955	96,427

Commitments and contingencies (Note 11)

Stockholders’ equity:
Common stock	5,584	5,584
Additional paid-in capital	3,250	7,407
Unallocated ESOP shares	(7,933)	(6,800)
Retained earnings	31,049	36,834
Total stockholders’ equity	31,950	43,025
Total liabilities and stockholders’ equity	$136,905	$139,452

See accompanying notes to the consolidated financial statements.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

	Years Ended
	December 25,	December 30,	December 29,
	2011	2012	2013

Gross revenue	$371,894	$448,146	$471,193
Less: Promotional financing costs	(7,716)	(11,123)	(12,134)
Net revenue	364,178	437,023	459,059
Cost of sales	177,346	215,591	228,616
Gross profit	186,832	221,432	230,443
Operating expenses:
Selling, general and administrative expenses	152,597	179,952	197,506
Depreciation and amortization	3,619	4,361	5,894
ESOP compensation expense	1,221	3,861	4,291
Litigation settlement agreements	940	628	(79)
Severance costs and related payroll taxes	196	1	32
Forgiveness of restricted stock notes receivable	233	500	571
Stock appreciation rights vesting expense	—	1,156	2,201
Operating income	28,026	30,973	20,027
Other expense:
Interest income	33	82	41
Interest expense, net	(1,747)	(1,543)	(1,983)
Other expense	149	429	335
Income before income taxes	26,461	29,941	18,420
Provision for income taxes	206	197	196
Net income	$26,255	$29,744	$18,224

See accompanying notes to the consolidated financial statements.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share amounts)

			Additional	Unallocated		Total
	Common Stock		Paid-In	ESOP	Retained	Stockholders'
	Shares	Par Value	Capital	Shares	Earnings	Equity

Balances at December 26, 2010	128,536	$5,889	$—	$(10,200)	$5,505	$1,194
Net income	—	—	—	—	26,255	26,255
Dividends	—	—	—	—	(6,144)	(6,144)
ESOP shares allocated	—	—	423	1,133	—	1,556
Repurchase of shares	(1,190)	(33)	—	—	(967)	(1,000)
Balances at December 25, 2011	127,346	$5,856	$423	$(9,067)	$24,649	$21,861
Net income	—	—	—	—	29,744	29,744
Dividends	—	—	—	—	(12,115)	(12,115)
ESOP shares allocated	—	—	2,827	1,134	—	3,961
Repurchase of shares	(6,980)	(272)	—	—	(11,229)	(11,501)
Balances at December 30, 2012	120,366	$5,584	$3,250	$(7,933)	$31,049	$31,950
Net income	—	—	—	—	18,224	18,224
Dividends	—	—	—	—	(12,439)	(12,439)
ESOP shares allocated	—	—	4,157	1,133	—	5,290
Vesting of restricted shares	335	122	470	—	—	592
Repurchase of shares	(335)	(122)	(470)	—	—	(592)
Balances at December 29, 2013	120,366	$5,584	$7,407	$(6,800)	$36,834	$43,025

See accompanying notes to the consolidated financial statements.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended
	December 25,	December 30,	December 29,
	2011	2012	2013
Cash flows from operating activities:
Net income	$26,255	$29,744	$18,224
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	3,619	4,361	5,894
ESOP compensation expense	1,221	3,861	4,291
Loss on store closings and impairment of store assets	91	111	115
Restricted stock compensation expense	—	—	592
Effects of changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(805)	(3,460)	(1,532)
Inventories	(2,507)	(7,283)	(6,631)
Prepaid expenses and other current assets	(5,030)	1,501	(6,940)
Other assets	(377)	270	—
Accounts payable	4,338	6,561	10
Accrued liabilities	1,947	4,149	23
Customer deposits	143	2,319	284
Other noncurrent liabilities	(5,099)	(4,902)	(2,939)
Net cash provided by operating activities	23,796	37,232	11,391
Cash flows from investing activities:
Purchases of property and equipment	(2,936)	(14,688)	(8,291)
Proceeds from sale of property and equipment	—	12	14
Intangible asset acquired	(20)	(10)	(68)
Business acquisitions, net of cash acquired	(5,982)	(1,149)	—
Net cash used in investing activities	(8,938)	(15,835)	(8,345)
Cash flows from financing activities:
Net change in line of credit	—	950	(950)
Proceeds from issuance of debt	—	5,077	—
Principal payments of debt	(2,229)	(2,230)	(2,576)
Principal payments on long-term debt to related parties	(3,626)	(942)	(2,837)
Payments made on capital lease obligations	(37)	(36)	(149)
Repurchase of shares	(1,000)	(3,450)	(178)
Dividends Paid	(6,144)	(12,115)	(12,439)
Dividend repayment on allocated ESOP shares	335	99	1,000
Net cash (used in) provided by financing activities	(12,701)	(12,647)	(18,129)
Net decrease in cash and cash equivalents	2,157	8,750	(15,083)
Cash and cash equivalents, beginning of period	14,792	16,949	25,699
Cash and cash equivalents, end of period	$16,949	$25,699	$10,616
Cash paid for:
Interest	$1,930	$1,439	$2,042
Income taxes	$117	$154	$784

See Note 17 for supplemental statement of cash flow information.

See accompanying notes to the consolidated financial statements.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Sleep Train, Inc. and Subsidiaries (the Company) operates as a retailer of mattresses and related bedding products throughout California, Oregon, Washington, Idaho, and Nevada, under the trade names of Sleep Train Mattress Centers, Mattress Discounters, Sleep Country, Sleep Country Plus, Got Sleep?, and Sleep Train Depot.

Basis of Presentation

The consolidated financial statements include the accounts of the following legal entities:

•	The Sleep Train, Inc. (STI)
•	ST San Diego, LLC (ST LLC), a wholly-owned subsidiary of STI
•	Sleep Country USA, LLC (SCUSA), a wholly-owned subsidiary of ST LLC

At December 29, 2013, STI operated 84 retail stores located primarily in Northern California.  ST LLC operated 96 retail stores located primarily in California and Nevada.  SCUSA operated 120 retail stores located primarily in the Pacific Northwest.

Fiscal Year

The Company’s fiscal year ends on the last Sunday of each December.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments, with an original maturity of three months or less, to be cash equivalents.  The Company includes payments due from banks for third-party credit card, debit card, and electronic benefit transactions as cash and cash equivalents.  Amounts due from banks for these transactions totaled approximately $6,450 and $5,002 at December 30, 2012 and December 29, 2013, respectively.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts, and management does not believe that the Company is exposed to any significant credit risk related to its cash balances.

Inventories

Inventories consist primarily of mattresses and related bedding products and are stated at the lower of cost or market value.  The Company reports inventory using a last-in, first-out (LIFO) method.  At December 30, 2012 and December 29, 2013, the replacement cost of inventory was $33,286 and $42,701, respectively.  The company uses the inventory price index computation method to compute the LIFO values of inventories as of these dates.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Business Risk

Approximately 90%, 87% and 87% of the Company’s purchases came from 4 major suppliers during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013.  Historically, the Company has not experienced difficulty in obtaining satisfactory sources of supply, and management believes that the Company will retain access to adequate sources of supply.  However, a loss of a major supplier could cause a loss of sales, which could have an adverse effect on the Company’s consolidated operating results.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method on all depreciable fixed assets.  Buildings are depreciated over 39 years, store fixtures over seven to ten years, and equipment and vehicles over five years.  Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of operations for the period.  The cost of maintenance and repairs is charged to operating expense as incurred; significant renewals and betterments are capitalized.

Restricted Cash

The Company is required to maintain cash deposits as collateral under its workers’ compensation insurance plan.

Store Preopening Costs

Costs of a non-capital nature incurred prior to the opening of new stores are expensed as incurred.

Intangible Assets

Intangible assets consist of acquired favorable lease agreements, covenants not to compete, debt issuance costs, and trademarks.  Amortizable intangible assets are amortized on a straight-line basis over the life of the related asset, which generally range from three to eighteen years.  The Company has adopted Accounting Standards Update (ASU) No. 2012-02, Intangibles-Goodwill and Other (Topic 350): testing Indefinite-Lived Intangible Assets for Impairment issued by the Financial Accounting Standards Board (FASB).  This update permits an entity to first assess qualitative factors to determine whether it is “more likely than not” that the fair value of an indefinite-lived intangible asset is less than its carrying amount for determining whether it is necessary to perform the two-step impairment test described in Topic 350, Intangibles-Goodwill and Other.  The more-likely-than-not threshold is defined as having a likelihood of more than 50%.  Management performed a qualitative analysis of the Company’s indefinite-lived intangible assets as of December 29, 2013.  No impairment expense was recorded during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired through acquisitions and is not amortized.  The Company uses qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test.  Management performed a qualitative analysis of the Company’s goodwill as of December 29, 2013.  No impairment expense was recorded during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles for impairment periodically or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company reviews assets held and used on a store-level basis, which is the lowest level of assets for which there are identifiable cash flows.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measure by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Deferred Revenue

Deferred revenue reflects amounts received from customers for which delivery has not been completed.  The Company includes in deferred revenue amounts financed by the customer through a third-party financing company for which delivery has not been completed.  Because the third-party financing company does not authorize payment to the Company until the product has been delivered, the Company records an offsetting amount that is included in accounts receivable.  At December 30, 2012 and December 29, 2013, the Company included $1,241 and $1,568, respectively, in both accounts receivable and deferred revenue related to these third-party financing receivables.

Deferred Rent

Rent expense is recognized on a straight-line basis over the lease term, after consideration of rent escalations and rent holidays.  The Company records any difference between the straight-line amounts and amounts payable under the leases as part of deferred rent.  Leasehold improvements that are funded by landlord incentives or allowances under an operating lease are deferred and amortized as reductions to rent expense over the lease term.

Deferred Vendor Incentives

Deferred vendor incentives include cash advances the Company has received in connection with certain Vendor Agreements.  The agreements include various purchase volume targets for the Company.  In the event that the Company does not meet the purchase volume targets by a specified date, the Company would be required to repay a pro-rata portion of the advance.

The Company has recorded the advances in deferred vendor incentives on the consolidated balance sheets, and is recognizing amounts earned as a reduction of inventories and cost of goods sold on a percentage-of-completion basis, based on the ratio of cumulative purchases under the agreement to the total purchase volume target.  Advances recognized as a reduction of cost of goods sold and operating expenses during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013 were $5,523, $6,875 and $5,543, respectively.

Stockholders’ Equity

During the fiscal year ended December 25, 2011, the Company repurchased 1,190 unrestricted shares of stock from a stockholder for a total purchase price of $1,000, or $840.04 per share.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

During the fiscal year ended December 30, 2012, the Company repurchased 6,979.74 unrestricted shares of stock from various stockholders for a total purchase price of $11,501, or $1,647.70 per share.  The Company paid $3,450 of the amount in cash and issued notes to the shareholders for the remaining $8,051.

During the fiscal year ended December 29, 2013, the Board of Directors of the Company elected to terminate the restriction period of 335 shares of restricted stock of a shareholder.  The Company then repurchased the shares from the shareholder for a total purchase price of $592, or $1,766.24 per share.  The Company paid $178 of the amount in cash and issued a note to the shareholder for the remaining $414.

Revenue Recognition

The Company generates revenue from the sale of mattresses, bedding products and related furniture through its retail stores.  Revenue is recognized when title and risk of loss have passed to the customer, typically when the product has been delivered to a customer’s home.  The Company records a reserve for returns by customers based on historical results.

The Company collects sales taxes on behalf of local and state tax authorities.  Revenue is presented net of tax collected.

Shipping and Handling Costs

Costs incurred for shipping and handling totaled approximately $32,158, $38,006 and $41,601 during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, respectively, and are included in selling, general and administrative expenses in the consolidated statements of income.

Income Taxes

STI has elected to be taxed under subchapter S of the Internal Revenue Code (IRC), while ST LLC and SCUSA are organized as Limited Liability Companies.  As a result, the Company passes through the taxable income to the owners each year as earned.  Deferred income tax assets and liabilities are the responsibility of the individual owners, and are not reflected in the Company’s consolidated balance sheets.  The Company is subject to nominal state income tax requirements.

Vendor Rebates and Marketing Support

The Company has agreements with suppliers which entitle the Company to vendor rebates, marketing support, and expansion funds (Vendor Agreements).  The Company is required by certain Vendor Agreements to maintain market share.

Volume or other purchase discounts are reflected in the carrying value of the related inventory when earned and as cost of sales as the merchandise is sold.  Cooperative advertising rebates and other supplier promotional and in-store advertising support received from vendors are considered a reimbursement of costs incurred to sell the vendor’s products and are recorded as reductions to the applicable expense in the period the advertisements run or the merchandising programs are provided.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising expense, net of cooperative advertising rebates and commissions, totaled approximately $8,365, $10,078 and $10,715 during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, respectively.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Legal Costs

The Company records all legal expenses as incurred.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, and accounts payable, approximate fair value due to the short maturities of these financial instruments.  The carrying amount of the Company’s variable rate debt approximates fair value due to the variable nature of interest rates.  Other long-term debt approximates fair value based on management’s best estimate of interest rates that would be available to the Company for similar debt obligations.

New Accounting Pronouncements

In July 2014, the FASB issued ASU 2014-02 which amended ASC 350 Intangibles - Goodwill and Other.  This new guidance gives private companies the option to amortize goodwill on a straight-line basis over a 10-year period, or less than 10 years if the company demonstrates that another useful life is more appropriate.  This guidance is effective for goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim period within annual periods beginning after December 15, 2015.  Early adoption is permitted.  The Company has not elected to adopt this guidance for the fiscal year ended December 29, 2013 and management does not anticipate that this guidance will have a material effect on the financial statements.

NOTE 2: ACCOUNTS RECEIVABLE

Accounts receivable consist of the following (in thousands):

	December 30,	December 29,
	2012	2013
Third-party finance receivables	$3,164	$2,898
Vendor credits receivable	3,231	4,485
Other receivables	1,821	2,365
Total accounts receivable	$8,216	$9,748

NOTE 3: PREPAID EXPENSES AND OTHER CURRENTASSETS

Prepaid expenses and other current assets consist of the following (in thousands):

	December 30,	December 29,
	2012	2013
Prepaid rent	$160	$3,508
Deposits	120	110
Prepaid insurance	934	1,554
Venue sponsorship	267	200
Other prepaid expenses	725	1,112
Total prepaid expenses and other current assets	$2,206	$6,484

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	December 30,	December 29,
	2012	2013
Leasehold improvements	$14,112	$17,656
Furniture and equipment	7,378	8,268
Signs	6,445	7,838
Aircraft	6,383	6,383
Computer equipment	2,266	3,234
Condominium	476	476
Vehicles	361	361
	37,421	44,216
Less: Accumulated depreciation	(18,494)	(21,396)
Total Property and equipment, net	$18,927	$22,820

Depreciation expense during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, was $2,301, $2,685 and $4,724, respectively.

NOTE 5: INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands):

	2012		2013
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortized intangible assets:
Favorable lease agreements	$13,371	$(11,071)	$13,371	$(11,758)
Non-compete agreements	2,610	(905)	2,610	(1,336)
Deferred debt issue costs	902	(863)	970	(915)
Total	$16,883	$(12,839)	$16,951	$(14,009)

Unamortized intangible assets:
Trademarks	$18,920		$18,920
Other	20		20
Total	$18,940		$18,940

Amortization expense during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, was $1,318, $1,676 and $1,170, respectively.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5: INTANGIBLE ASSETS (Continued)

Future estimated amortization expense is as follows (in thousands):

Fiscal Year
2014	$1,045
2015	784
2016	588
2017	235
2018	90
Thereafter	200
$2,942

NOTE 6: ACCRUED LIABILITIES AND OTHER NON-CURRENT LIABILITIES

Accrued liabilities consist of the following (in thousands):

	December 30,	December 29,
	2012	2013
Accrued workers' compensation	$213	$131
Accrued salaries and wages	6,748	6,537
Accrued vacation	2,210	2,250
Accrued sales tax	3,542	2,921
Accrued interest	376	317
Accrued legal settlement	243	22
Other accrued expenses	257	774
Sales return reserve	1,275	1,462
Accrued income tax liability	231	—
Total accrued liabilities	$15,095	$14,414

Other non-current liabilities consist of the following (in thousands):

Accrued workers' compensation	$477	$263
Deferred landlord incentives	965	1,815
Deferred vendor incentives	1,702	1,505
Other non-current liabilities	167	166
Total other non-current liabilities	$3,311	$3,749

NOTE 7: INCOME TAXES

The Company has elected to be taxed under the provision of subchapter S of the IRC and The Revenue and Taxation Code of the State of California.  As such, the Company’s taxable income, losses, and tax credits are allocated to the Company’s owners, and any deferred income tax assets and liabilities are the responsibility of the individual shareholders.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8: EMPLOYEE COMPENSATION

Deferred Compensation

The Company previously maintained a nonqualified deferred compensation plan that was terminated during the year ended December 31, 2012.  During the year ended December 31, 2012, the Company distributed all remaining participant balances in the plan.  At December 25, 2011, total plan assets were approximately $0 and total plan liabilities were approximately $194.  At December 30, 2012 and December 29, 2013, there were no remaining plan assets or liabilities.

Stock Appreciation Rights

In November 2011, the Company created a Stock Appreciation Rights Plan (the SARs Plan), which permits the Company to grant deferred compensation awards to certain key employees.  Under the terms of the SARs Plan, employees that receive the awards are eligible to receive a cash settlement equal to the difference between the value of the Company’s stock on the date of grant and the date of exercise.  The vesting and exercisability of the award grants are restricted until the Company attains certain financial milestones.

During the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, the Company granted 8,725, 700 and 1,050 Stock Appreciation Units, respectively, to various employees.  In accordance with FASB ASC 718-30 Compensation – Stock Compensation, the Company has elected the intrinsic value method, and has recorded a liability and associated compensation expense for vested awards in the amounts of $0, $1,156 and $2,201, for the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, respectively.  As of December 30, 2012, 2,659 and 1,309 of the Stock Appreciation Units were vested and exercisable, respectively.  As of December 29, 2013, 2,265 and 851 of the Stock Appreciation Units were vested and exercisable, respectively.  During the fiscal years ended December 30, 2012 and December 29, 2013, 0 and 563 units were exercised, respectively.  The Company paid $662 to various employees who elected to exercise these vested stock appreciation units during the fiscal year ended December 29, 2013.

Restricted Stock

During each of the fiscal years ended December 25, 2011 and December 30, 2012, the Company granted 840 restricted shares of stock to various key employees of the Company.  The shares cannot be sold, transferred, or redeemed until a change of control transaction takes place of the Company’s Board of Directors elects to terminate the restriction.  If the holder of the restricted stock terminates employment with the Company prior to the elimination of the restrictions, the employee’s rights to the shares are terminated and all shares are forfeited back to the Company.

Because the elimination of the restrictions on the stock is contingent upon events that may never occur, the Company did not recognize any compensation expense related to the restricted stock grants.  Compensation expense for the restricted shares will be recognized during the period in which the restrictions are eliminated, based on the fair value of the shares at that date.  During the fiscal year ended December 29, 2013, the Board of Directors of the Company elected to terminate the restriction period of 335 shares of restricted stock of a shareholder.  Upon termination of the restriction period for these shares, the Company recognized compensation expense in the amount of $592.

In connection with the grants of restricted stock, certain key employees were provided with loans to cover the income tax obligations associated with the grants.  On a discretionary basis, the Company may declare annual bonuses to forgive a portion of the loans, and to cover the income tax obligation associated with the loan forgiveness.  During the fiscal years ended December 30, 2012 and December 29, 2013, the Company recorded $500 and $571, respectively, related to the loan forgiveness and associated taxes.  At December 30, 2012 and December 29, 2013, the loans receivable totaled $819, $555, and are included in other assets.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9: LONG-TERM DEBT

Notes payable and long-term debt consists of the following (in thousands):

	December 30,	December 29,
	2012	2013
Term loan, bearing interest at LIBOR plus a margin	$7,986	$5,757
Term loan, bearing interest at 2.97%	5,000	4,667
Other	74	61
	13,060	10,485
Less: Current maturities of long-term debt	(2,576)	(2,577)
	$10,484	$7,908

Credit Agreements

In June 2010, STI and ST LLC jointly and severally entered into an amended credit agreement with a financial institution to provide a term loan and a revolving line of credit (Credit Agreement).  The term loan provided for aggregate borrowings of $13,372 and bore interest at a variable rate tied to LIBOR or the lender’s base rate plus a margin which varies based on the Company’s senior leverage ratio, with interest payable monthly.  In February 2013, STI and ST LLC entered into an amended Credit Agreement which provides for aggregate borrowings of $7,615 and bears interest at a variable rate tied to LIBOR plus a margin which varies based on the Company’s fixed charge coverage ratio.  Payments of principal and interest are due in monthly installments of $186 and the loan is due in full in January 2016.  The outstanding balance on this term loan was $7,986 and $5,757 at December 30, 2012 and December 29, 2013, respectively.

The Credit Agreement was further amended in December 2013 and provides for an aggregate revolving line of credit with a limit of $6.0 million.  The revolving line of credit matures on December 31, 2015, and borrowings bear interest at a variable rate similar or equal to the rate on the term loan.  At December 30, 2012 and December 29, 2013, there was an outstanding balance of $950 and $0, respectively, under the line of credit.

The Credit Agreement is collateralized by a substantial portion of the Company’s assets and is limited by certain restrictive financial covenants.

In December 2012, the Company entered into a credit agreement with a financial institution for the purpose of purchasing an airplane.  The agreement provides for aggregate borrowings of $5,000 and bears interest at an annual fixed rate of 2.97%.  Payments of principal and interest of $28 are due monthly through December 2017 and the note is secured by the associated aircraft.  The outstanding balance on this loan was $5,000 and $4,667 at December 30, 2012 and December 29, 2013, respectively.

Stand-By Letters of Credit

The Company maintains a separate stand-by letter of credit facility with a stated amount of $1.3 million.  In the event that the bank is required to pay on the letter credit drawn by the beneficiary thereof, such letter of credit will convert to a loan under the term of the revolving line of credit.  As of December 30, 2012 and December 29, 2013, the Company’s outstanding letters of credit totaled $1.3 million.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9: LONG-TERM DEBT  (Continued)

Future maturities of long-term debt are as follows (in thousands):

Fiscal Year
2014	$2,577
2015	2,578
2016	1,650
2017	347
2018	333
Thereafter	3,000
$10,485

Related Party Notes Payable

Related party notes payable and long-term debt consists of the following (in thousands):

	December 30,	December 29,
	2012	2013
Subordinated promissory note to related party, bearing interest at 7%	$2,750	$1,750
Subordinated promissory note to related party, bearing interest at 12%	7,533	6,591
Notes to shareholders, bearing interest at 8%	8,050	7,569
	18,333	15,910
Less: Current maturities of long-term debt	(1,837)	(1,957)
	$16,496	$13,953

In January 2006, the Company issued a promissory note payable to a related party in the amount of $4,000.  The note bears interest of 7% per annum which is payable in monthly installments.  The note matured in January 2011 and is now due and payable within 60 days of receipt of a written demand letter from the note holder.  At December 30, 2012 and December 29, 2013, the balance due on the note was $2,750 and $1,750, respectively.

In September 2010, in connection with the creation of the Company’s employee stock ownership plan (ESOP), the Company issued a promissory note payable to a related party in the amount of $12,000.  The note bears interest at 12% per annum.  The note is due in quarterly payments of principal and interest until the balance is paid in full.   As of December 30, 2012 and December 29, 2013, the balance due on the note was $7,533 and $6,591, respectively.

In connection with entering into the Credit Agreement, the related party note holders entered into an agreement to subordinate the promissory notes to the Credit Agreement.  The agreement also prevents the related party note holders from demanding repayment while the Credit Agreement is in effect.  As a result, the related party notes payable were classified as non-current at December 30, 2012.  In May 2011, the Company entered into an amended Credit Agreement allowing the Company to make quarterly payments of principal and interest on the related party ESOP note.

During the fiscal years ended December 30, 2012 and December 29, 2013, in connection with the repurchase of shares of the Company, the Company issued notes to shareholders in the amount of $8,050 and $414, respectively.  The notes bear interest at 8% and payments of principal and interest are due quarterly until paid in full.  The total balance due on these notes as of December 30, 2012 and December 29, 2013, was $8,050 and $7,569, respectively.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9: LONG-TERM DEBT (Continued)

Future maturities of related party long-term debt as of December 29, 2013 are as follows (in thousands):

Fiscal Year
2014	$1,957
2015	3,791
2016	2,131
2017	2,229
2018	2,336
Thereafter	3,466
$15,910

NOTE 10: EMPLOYEE STOCK OWNERSHIP PLAN

Effective December 28, 2009, the Company adopted a non-contributory employee stock ownership plan (the ESOP) which covers all employees who meet the ESOP’s eligibility requirements.  The Company accounts for the ESOP in accordance with FASB ASC 718-40, Employee Stock Ownership Plans.

In September 2010, the Company purchased 34,357 shares of the outstanding stock of STI from two stockholders in exchange for notes payable totaling $13 million.  The Company then sold the purchased shares to the ESOP in exchange for a note receivable from the ESOP.  In accordance with U.S. generally accepted accounting principles, the Company does not record the note receivable from the ESOP in the consolidated balance sheets, but instead records the initial advance to the ESOP as a reduction to stockholders’ equity called “Unallocated ESOP shares”.

Unallocated ESOP shares represent shares held by the ESOP that have not yet been allocated to employees.  The unallocated shares are scheduled to be allocated to the ESOP participants in direct proportion to the repayment of the principal on the note payable from the ESOP to the Company.  Allocations to individual employee accounts within the ESOP are based primarily on that employee’s proportion of total compensation for the year.  All contributions are allocated to the employee accounts as of the last day of the plan year.

The ESOP obtains funds to repay the note payable to the Company, including interest, primarily through the receipt of dividends paid by the Company to the stockholders.  Dividends paid on unallocated shares are reported as compensation expense in the accompanying consolidated statements of income, while dividends paid on allocated shares are presented as part of the annual ESOP adjustment to total stockholders’ equity.  Any differences between the current fair value and the original cost of shares allocated during the year are recorded as a change in additional paid-in capital in that period.

The Company obtains annual appraisals of the fair value of the shares.  The appraised fair value of the shares as of the most recently completed valuation is used to compute the value of all ESOP transactions and the Company’s ESOP compensation expense.  During the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, the fair values of the shares were $519.57, $1,322.13 and $1,766.24 per share, respectively.

During the fiscal years ended December 30, 2012 and December 29, 2013, the ESOP made principal payments totaling $1,133 and $1,133, respectively, on the notes payable to the Company.  During the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, the Company recorded compensation expense of $1,221, $3,861 and $4,291 respectively.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10: EMPLOYEE STOCK OWNERSHIP PLAN (Continued)

As of December 30, 2012 and December 29, 2013, total allocated shares within the ESOP were 13,391 and 16,386, respectively.  Unallocated shares were 20,996 and 17,971, with a fair market value of approximately $27,720 and $31,741, respectively.

NOTE 11: LEASE COMMITMENTS

Operating Leases

The Company leases its store sites under various non-cancelable operating lease agreements expiring in 2014 through 2026.  Total rent expense under operating leases was approximately $39.4 million, $42.9 million and $46.5 million during the fiscal years ended December 25, 2011, December 30, 2012 and December 29, 2013, respectively.  Future minimum lease payments due under non-cancelable operating lease agreements as of December 29, 2013, are as follows (in thousands):

Fiscal Year
2014	$42,469
2015	38,341
2016	33,457
2017	26,453
2018	17,443
Thereafter	36,417
$194,580

Capital Leases

The Company leases certain operating equipment under long-term capital leases.  These assets are included in property and equipment and are depreciated on a straight-line basis over the shorter of the asset’s estimated useful life or the lease term.

At December 30, 2012 and December 29, 2013, property and equipment held under capital leases consists of the following (in thousands):

	December 30,	December 29,
	2012	2013
Computer equipment	$369	$497
Less: Accumulated depreciation	(170)	(236)
	$199	$261

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11: LEASE COMMITMENTS  (Continued)

Future minimum lease payments under capital leases are as follows (in thousands):

Fiscal Year
2013	$46	$—
2014	46	204
2015	46	204
2016	—	41
2017	—	—
2018	—	—

Total minimum lease payments	138	449
Less: Amount representing interest	(14)	(18)

Total obligations under capital leases	124	431
Less: Current portion of capital lease obligation	(38)	(192)

Capital lease obligation, net of current portion	$86	$239

NOTE 12: ACQUISITIONS

In November 2012, the Company acquired nine stores and a warehouse located primarily in Eastern Washington for a total purchase price of $600.  The Company allocated the purchase price to other intangible assets valued at $110, covenants not to compete of $200, and goodwill of $290.

In November 2012, the Company acquired two stores and a warehouse located in Boise, Idaho for a total purchase price of $549.  The Company acquired inventory valued at $99 and allocated the remaining purchase price to other tangible assets valued at $9, covenants not to compete of $110, and goodwill of $331.

The change in the carrying amount of goodwill for the fiscal years ended December 30, 2012 and December 29, 2013 are as follows (in thousands):

Balance as of December 25, 2011	$20,350

Eastern Washington acquisition	290
Boise, Idaho acquisition	331

Balance as of December 30, 2012 and
December-29-2013	$20,971

The goodwill arising from the various acquisitions consists of a combination of factors, including the expansion into new geographic regions, the addition of established retail locations and warehouse operations, and the expected synergies and economies of scale expected to be achieved as a result of the transactions.

THE SLEEP TRAIN, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13: WORKERS’ COMPENSATION INSURANCE

Through fiscal year 2010, the Company was self-insured for workers’ compensation claims with a self-insured retention of $250 per occurrence.  The Company had excess insurance coverage for the portion of each occurrence in excess of $250.  The Company recorded estimated liabilities associated with its self-insurance risks based on projections of costs associated with reported claims and estimates of potential claims that are incurred, but not reported which are determined based on claims experience and industry trends.  As of December 30, 2012 and December 29, 2013, the estimated liabilities of approximately $690 and $394, respectively are included in accrued liabilities and other non-current liabilities in the consolidated balance sheets.

During fiscal 2011, the Company began participating in a group captive insurance program that requires the Company to cover significant costs associated with workers’ compensation claims.  The Company’s annual premiums are based on the captive administrator’s actuarially determined estimate of the Company’s liability for the policy period, plus administrative costs and fees.  At the end of the policy period, if the Company’s actual loss experience is greater than the estimate, the company is required to make additional payments to the policy.  If the Company’s loss experience is less than the estimate, the Company may receive a refund of the unused premium.  The Company records any additional insurance cost or refund received from the captive in the period in which the Company is notified of the amount due or refund to be received.  The Company has not recorded any additional liability or receivable as of December 30, 2012 or December 29, 2013.

NOTE 14: RETIREMENT PLAN

The Company sponsors a defined contribution retirement plan under IRC Section 401(k) under which substantially all employees are eligible.  Employer matching contributions are discretionary, but have been approximately 10% of employee contributions in recent years.  Participants vest in employer contributions at a rate of 20% per year beginning with completion of the second year of service.  The Company made $236 and $263 in contributions to the plans during the fiscal years ended December 30, 2012 and December 29, 2013, respectively.

NOTE 15: CONTINGENCIES

The Company is the subject of litigation arising in the normal course of business.  The Company is also subject of class action litigation regarding overtime, commissions, and mandatory breaks for some classes of employees.  The extent of any liabilities are unclear at this time.  The Company plans to vigorously defend these actions.

NOTE 16: SUBSEQUENT EVENTS

In preparing the accompanying consolidated financial statements, management has considered events that have occurred after December 29, 2013 through March 29, 2014, the date these financial statements were available for issuance.  Management was not aware of any subsequent event as of such date that require additional accrual or disclosure.

NOTE 17: SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION

Summary of non-cash transactions:

During the fiscal years ended December 30, 2012 and December 29, 2013, the Company repurchased shares of stock from various stockholders with a portion paid with notes payable totaling $8,050 and $414, respectively.

During the fiscal year ended December 29, 2013, the Company acquired fixed assets under capital leases value at $456.

During each of the fiscal years ended December 30, 2012 and December 29, 2013, the Company forgave a portion of loans to certain restricted stockholders of $264 in lieu of bonuses.